Exhibit 23.2
                  [Letterhead of Bierwolf, Nilson & Associates
                          Certified Public Accountants]





                         Consent of Independent Auditors



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2002 relating to the financial statements which appears in Provectus Pharmaceutical, Inc.'s annual report on Form 10KSB for the year ended December 31, 2001. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.

/s/ Bierwolf, Nilson & Associates
---------------------------------
Bierwolf, Nilson & Associates
Salt Lake City, Utah
September 12, 2002